Exhibit 99.1

BioCardia Presents CardiAMP HF II Trial Design at Heart Failure Society of America Annual Scientific Meeting

SUNNYVALE, Calif. – October 7, 2026 – BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the upcoming presentation of a scientific poster entitled “Cardiac Delivery of Autologous Minimally Processed Cell Therapy in HFrEF: Multicenter, Double Blind RCT (CardiAMP HF II)” at the Heart Failure Society of America (HFSA) Annual Scientific Meeting 2026 taking place in Phoenix, AZ from October 9 – 12, 2026.

The presentation includes details on the design and scientific support for the CardiAMP™ HF II Study. The objective of the study is to determine efficacy of high dose autologous cell treatment for patients with ischemic heart failure of reduced ejection fraction (HFrEF), who are on guideline directed medical therapy but still exhibit undesirable elevated biomarkers of heart stress. This presentation will become available through the Scientific Publications on BioCardia’s website.

FDA has approved a category B designation for CardiAMP cell therapy system in three separate clinical trials as they determined either the underlying questions of safety and effectiveness of the device type have been resolved or the device type can be safe and effective. FDA recently agreed that the ongoing CardiAMP HF II trial, the focus of the HFSA scientific presentation, may be sufficient to support FDA approval.

“In parallel to ongoing regulatory submissions with FDA and Japan’s PMDA related to our therapy, we are advancing the confirmatory CardiAMP HF II trial with world class centers,” said Peter Altman, PhD, BioCardia President and CEO, and member of HFSA. “At the HFSA Annual Scientific meeting this weekend we have scheduled meetings with leaders in heart failure care to discuss the evidence supporting this therapy and collaborative efforts to provide this new therapeutic option to patients who have plateaued on available therapies and may benefit from minimally invasive autologous cell therapy.”

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information, visit www.biocardia.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to the presentation and meetings planned at HFSA.

These forward-looking statements are made as of the date of this press release. We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release.

Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials and regulatory programs. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120